EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Corporation Reports First Quarter 2026 Results
HOUSTON--(BUSINESS WIRE)--Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced first quarter 2026 results.

SUMMARY FINANCIAL HIGHLIGHTS (in millions of dollars, except per share data and percentages)

	Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Three Months Ended March 31, 2025

Westlake Corporation
Net sales	$2,652	$2,533	$2,846
Loss from operations	$(172)	$(671)	$(32)
Net loss attributable to Westlake Corporation	$(169)	$(544)	$(40)
Diluted loss per common share	$(1.31)	$(4.22)	$(0.31)
Identified Items (1)	$85	$511	$7
Net loss attributable to Westlake Corporation excl. Identified Items	$(100)	$(131)	$(33)
Diluted loss per common share excl. Identified Items	$(0.77)	$(1.02)	$(0.26)
EBITDA	$150	$(315)	$288
EBITDA excl. Identified Items	$235	$196	$295
EBITDA margin (2)	9%	8%	10%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$993	$901	$996
Income from operations	$56	$66	$148
EBITDA	$118	$130	$203
Identified Items (1)	$68	$16	$—
EBITDA excl. Identified Items	$186	$146	$203
EBITDA margin (2)	19%	16%	20%

Performance and Essential Materials ("PEM") Segment
Net sales	$1,659	$1,632	$1,850
Loss from operations	$(211)	$(717)	$(163)
EBITDA	$19	$(450)	$73
Identified Items (1)	$17	$495	$7
EBITDA excl. Identified Items	$36	$45	$80
EBITDA margin (2)	2%	3%	4%
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(1)For the three months ended March 31, 2026, Identified Items include a $67 million charge to settle certain litigation involving direct purchasers of PVC pipe and fittings and $18 million of charges related to previously announced facility shutdowns. For the three months ended December 31, 2025, Identified Items include $495 million of PEM shutdown charges and $16 million for HIP restructuring charges. For the three months ended March 31, 2025, Identified Items represent $7 million of charges related to previously announced facility shutdowns.
(2)Excludes Identified Items.
BUSINESS HIGHLIGHTS
In the first quarter of 2026, Westlake reported net sales of $2.7 billion, a net loss of $169 million, or $1.31 per share, and EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $150 million. Earnings in the first quarter were impacted by the previously announced $67 million settlement of certain litigation involving direct purchasers of PVC pipe and fittings in the United States and $18 million of charges related to previously announced facility shutdowns, including epoxy, North American chlorovinyls and styrene, and cost saving actions for a combined $85 million impact (the "Identified Items"). Excluding the effects of the Identified Items, the net loss in the first quarter of 2026 was $100 million, or $0.77 per share, and EBITDA was $235 million.

Compared to the fourth quarter of 2025, Westlake's first quarter of 2026 sales volume increased 6% (excluding sales attributable to plant closures and acquisitions) while average sales price increased 1%. Housing and Infrastructure Products sales increased 10%, driven by 10% sales volume growth (excluding the ACI acquisition) that more than offset a 5% decline in average sales price. Performance and Essential Materials sales increased 2% over the same period of time due to a 3% increase in average sales price and a 3% increase in sales volume (excluding plant shutdowns) that was partially offset by a 5% sales impact from plant shutdowns.
EXECUTIVE COMMENTARY
"The first quarter of 2026 began to reflect our cost reduction initiatives announced in 2025. Late in the first quarter we began to see margin improvement in the PEM segment as a result of the Iranian conflict. Our HIP segment saw gains in Pipe and Fittings sales volumes driven by continued strength in infrastructure spending, which was more than offset by the subdued North American residential construction activity and lower average sales prices," said Jean‑Marc Gilson, President and Chief Executive Officer.

"Since the closure of the Strait of Hormuz in March, PVC resin and polyethylene sales prices have risen significantly, driven by a steepening of the global cost curve as a result of sharply higher global feedstock and energy prices. At the same time, North American natural gas costs have declined from earlier-year levels due to more favorable weather conditions. While the duration and severity of the impact on global feedstock and energy markets from supply chain disruptions remain uncertain, we expect these factors to provide a meaningful benefit to PEM's margins through at least the summer of 2026. We expect HIP sales volume to be supported by continued infrastructure spending, including strong demand from new data centers, although interest rates and increased building costs are likely to keep home affordability as a headwind to sales volume growth. Finally, in addition to the pricing and margin benefits of a steeper global cost curve, we anticipate further earnings improvement in the coming quarters as we continue to execute against our three‑pillar profitability improvement plan," Mr. Gilson concluded.
RESULTS
Consolidated Results
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the three months ended March 31, 2026, the Company reported a quarterly net loss of $100 million, or $0.77 per share, on net sales of $2.7 billion compared to the net loss of $131 million reported in the fourth quarter of 2025. Sequentially, earnings benefited from the ACI acquisition and higher HIP sales volume, which were partially offset by the impact of higher natural gas costs.

EBITDA of $235 million for the first quarter of 2026 decreased by $60 million compared to first quarter 2025 EBITDA of $295 million. First quarter 2026 EBITDA increased by $39 million compared to fourth quarter 2025 EBITDA of $196 million.

Reconciliations of non-GAAP financial measures used in this press release (including EBITDA and measures that exclude the effects of the Identified Items) to the most directly comparable GAAP measure can be found in the financial schedules at the end of this press release.
Cash, Investments and Debt
Net cash used for operating activities was $94 million for the first quarter of 2026 and capital expenditures were $209 million. As of March 31, 2026, cash, cash equivalents and fixed-income investments were $2.5 billion and total debt was $5.6 billion.
Housing and Infrastructure Products Segment
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the first quarter of 2026, Housing and Infrastructure Products income from operations of $124 million decreased by $24 million as compared to the first quarter of 2025. The year-over-year decrease was the result of lower average sales price and margins, particularly in Pipe & Fittings, and lower sales volume (excluding sales attributable to the ACI acquisition), particularly in Building Products.

Sequentially, Housing and Infrastructure Products income from operations increased by $42 million as compared to the fourth quarter of 2025. This increase in income from operations versus the prior quarter was primarily due to seasonally higher sales volume and sales attributable to the ACI acquisition.
Performance and Essential Materials Segment
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the first quarter of 2026, Performance and Essential Materials loss from operations was $194 million as compared to the first quarter of 2025's loss from operations of $156 million due to a 3% decline in average sales price that was partially offset by margin benefits from footprint optimization and cost saving actions. Performance Materials net sales of $1.0 billion in the first quarter of 2026 decreased by $53 million primarily due to lower average sales price for polyethylene and PVC resin and lower PVC resin sales volume due to footprint optimization actions. Essential Materials net sales of $656 million decreased by $138 million from the first quarter of 2025 primarily due to lower chlorine and caustic soda sales volume.

Sequentially, Performance and Essential Materials loss from operations for the first quarter of 2026 decreased by $28 million as compared to the fourth quarter of 2025. This improvement in loss from operations versus the prior quarter was primarily due to a higher average sales price, particularly for polyethylene.

Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments and future earnings, global macroeconomic conditions and their effects on us and our customers, expectations regarding interest rates and building costs, trends in the global cost curve and any associated pricing and margin benefits, industrial and manufacturing activity in our target markets, including infrastructure spending and demand for data centers, growth in our customers' businesses and their dependence on our products, the effects of the conflict in Iran on us, our competitors and global supply chains, future global trading policy and relationships, housing demand and residential construction activity, raw material costs, fluctuations in energy and feedstock prices, our ability to execute against our profitability improvement plan and the effects of our optimization initiatives (including anticipated cost savings), our market position and the strength of our brands, the benefits of a diversified and integrated business model, our ability to maintain cost advantages and global demand for our products are forward-looking statements.

These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia and Ukraine and elsewhere; uncertainties associated with pandemic infectious diseases; uncertainties associated with climate change; the potential impact on demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions; changes in laws and regulations, including trade policies and tariffs; the effects of government shutdowns; technological developments; information systems failures and cyberattacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; the effects and results of litigation and settlements of litigation; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC in February 2026.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA, free cash flow and other measures that exclude the effects of the Identified Items, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission (SEC) as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP), but believe that certain non-GAAP financial measures, such as EBITDA, free cash flow and measures that exclude the effects of the Identified Items, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) net loss, loss from operations and net cash provided by (used for) operating activities to EBITDA, and (ii) net cash provided by (used for) operating activities to free cash flow and (iii) other measures reflecting adjustments for the effects of the Identified Items can be found in the financial schedules at the end of this press release.
About Westlake
Celebrating 40 years of operations in 2026, Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods. For more information, visit the Company's web site at www.westlake.com.

Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's first quarter 2026 results will be held Tuesday, May 5, 2026 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register-conf.media-server.com/register/BI34ea020237b448069214d7ccf868ece8. Once registered, you will receive a phone number and unique PIN number.

A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/p33g6sjv/.
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WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2026	2025

	(in millions of dollars, except per share data and share amounts)
Net sales	$2,652	$2,846
Cost of sales	2,540	2,614
Gross profit	112	232
Selling, general and administrative expenses	236	227
Amortization of intangibles	30	30
Restructuring, transaction and integration-related costs	18	7
Loss from operations	(172)	(32)
Interest expense	(56)	(39)
Other income, net	38	37
Loss before income taxes	(190)	(34)
Provision for (benefit from) income taxes	(33)	1
Net loss	(157)	(35)
Net income attributable to noncontrolling interests	12	5
Net loss attributable to Westlake Corporation	$(169)	$(40)
Loss per common share attributable to Westlake Corporation:
Basic	$(1.31)	$(0.31)
Diluted	$(1.31)	$(0.31)
Weighted average common shares outstanding:
Basic	127,992,500	128,308,537
Diluted	127,992,500	128,308,537

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2026	December 31, 2025

	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$2,271	$2,724
Available-for-sale securities	205	204
Accounts receivable, net	1,690	1,504
Inventories	1,677	1,653
Prepaid expenses and other current assets	109	131
Total current assets	5,952	6,216
Property, plant and equipment, net	8,579	8,605
Other assets, net	5,176	5,140
Total assets	$19,707	$19,961

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,247	$2,273
Current portion of long-term debt, net	496	497
Long-term debt, net	5,074	5,087
Other liabilities	2,839	2,809
Total liabilities	10,656	10,666
Total Westlake Corporation stockholders' equity	8,547	8,792
Noncontrolling interests	504	503
Total equity	9,051	9,295
Total liabilities and equity	$19,707	$19,961

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2026	2025

	(in millions of dollars)
Cash flows from operating activities
Net loss	$(157)	$(35)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	284	283
Deferred income taxes	34	(1)
Net loss on disposition and others	9	12
Other balance sheet changes	(264)	(336)
Net cash used for operating activities	(94)	(77)
Cash flows from investing activities
Acquisition of business, net of cash acquired	(62)	—
Additions to investments in unconsolidated subsidiaries	—	(6)
Additions to property, plant and equipment	(209)	(248)
Proceeds from maturities and paydown of available-for-sale securities	33	—
Purchase of available-for-sale securities	(35)	(183)
Other, net	2	3
Net cash used for investing activities	(271)	(434)
Cash flows from financing activities
Distributions to noncontrolling interests	(10)	(10)
Dividends paid	(68)	(68)
Repurchase of common stock for treasury	—	(30)
Other, net	(4)	(7)
Net cash used for financing activities	(82)	(115)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5)	4
Net decrease in cash, cash equivalents and restricted cash	(452)	(622)
Cash, cash equivalents and restricted cash at beginning of period	2,740	2,935
Cash, cash equivalents and restricted cash at end of period	$2,288	$2,313

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended March 31,
	2026	2025

	(in millions of dollars)
Net external sales
Housing and Infrastructure Products
Housing Products	$788	$838
Infrastructure Products	205	158
Total Housing and Infrastructure Products	993	996
Performance and Essential Materials
Performance Materials	1,003	1,056
Essential Materials	656	794
Total Performance and Essential Materials	1,659	1,850
Total reportable segments and consolidated	$2,652	$2,846

Income (loss) from operations
Housing and Infrastructure Products	$56	$148
Performance and Essential Materials	(211)	(163)
Total reportable segments	(155)	(15)
Corporate and other	(17)	(17)
Consolidated	$(172)	$(32)

Depreciation and amortization
Housing and Infrastructure Products	$60	$53
Performance and Essential Materials	221	227
Total reportable segments	281	280
Corporate and other	3	3
Consolidated	$284	$283

Other income, net
Housing and Infrastructure Products	$2	$2
Performance and Essential Materials	9	9
Total reportable segments	11	11
Corporate and other	27	26
Consolidated	$38	$37

WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET LOSS, LOSS FROM OPERATIONS AND
NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2025	2026	2025

	(in millions of dollars, except percentages)
Net cash provided by (used for) operating activities	$225	$(94)	$(77)
Changes in operating assets and liabilities and other	(975)	(29)	41
Deferred income taxes	217	(34)	1
Net loss	(533)	(157)	(35)
Add:
Identified Items, after-tax	413	69	7
Net loss excl. Identified Items	$(120)	$(88)	$(28)

Net loss	(533)	(157)	(35)
Less:
Other income, net	59	38	37
Interest expense	(51)	(56)	(39)
Benefit from (provision for) income taxes	130	33	(1)
Loss from operations	(671)	(172)	(32)
Add:
Identified Items, pre-tax	511	85	7
Loss from operations excl. Identified Items	(160)	(87)	(25)
Add:
Depreciation and amortization	297	284	283
Other income, net	59	38	37
EBITDA excl. Identified Items	196	235	295
Less:
Identified Items, pre-tax	511	85	7
EBITDA	$(315)	$150	$288
Net external sales	$2,533	$2,652	$2,846
Operating loss margin	(26)%	(6)%	(1)%
Operating loss margin excl. Identified Items	(6)%	(3)%	(1)%
EBITDA margin	(12)%	6%	10%
EBITDA margin excl. Identified Items	8%	9%	10%

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WESTLAKE CORPORATION
RECONCILIATION OF DILUTED LOSS PER COMMON SHARE TO DILUTED LOSS PER COMMON SHARE EXCLUDING IDENTIFIED ITEMS
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2025	2026	2025

	(per share data)
Diluted loss per common share attributable to Westlake Corporation	$(4.22)	$(1.31)	$(0.31)
Add:
Loss per common share relating to Identified Items	3.20	0.54	0.05
Diluted loss per common share attributable to Westlake Corporation excl. Identified Items	$(1.02)	$(0.77)	$(0.26)

WESTLAKE CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2025	2026	2025

	(in millions of dollars)
Net cash provided by (used for) operating activities	$225	$(94)	$(77)
Less:
Additions to property, plant and equipment	241	209	248
Free cash flow	$(16)	$(303)	$(325)

WESTLAKE CORPORATION

RECONCILIATION OF HIP SEGMENT EBITDA TO INCOME FROM OPERATIONS (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2025	2026	2025

	(in millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$66	$56	$148
Add:
Identified Items	16	68	—
Income from operations excl. Identified Items	82	124	148
Add:
Depreciation and amortization	61	60	53
Other income, net	3	2	2
EBITDA excl. Identified Items	146	186	203
Less:
Identified Items	16	68	—
EBITDA	$130	$118	$203
Net external sales	$901	$993	$996
Operating income margin	7%	6%	15%
Operating income margin excl. Identified Items	9%	12%	15%
EBITDA margin	14%	12%	20%
EBITDA margin excl. Identified Items	16%	19%	20%

WESTLAKE CORPORATION
RECONCILIATION OF PEM SEGMENT EBITDA TO LOSS FROM OPERATIONS (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended December 31,	Three Months Ended March 31,
	2025	2026	2025

	(in millions of dollars, except percentages)
Performance and Essential Materials Segment
Loss from operations	$(717)	$(211)	$(163)
Add:
Identified Items	495	17	7
Loss from operations excl. Identified Items	(222)	(194)	(156)
Add:
Depreciation and amortization	233	221	227
Other income, net	34	9	9
EBITDA excl. Identified Items	45	36	80
Less:
Identified Items	495	17	7
EBITDA	$(450)	$19	$73
Net external sales	$1,632	$1,659	$1,850
Operating loss margin	(44)%	(13)%	(9)%
Operating loss margin excl. Identified Items	(14)%	(12)%	(8)%
EBITDA margin	(28)%	1%	4%
EBITDA margin excl. Identified Items	3%	2%	4%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS
(Unaudited)

	First Quarter 2026 vs. First Quarter 2025		First Quarter 2026 vs. Fourth Quarter 2025
	Average Sales Price	Volume	Average Sales Price	Volume
Housing and Infrastructure Products	-2%	+2%	-5%	+15%
Performance and Essential Materials	-3%	-8%	+3%	-2%
Company	-3%	-4%	+1%	+4%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS - EXCLUDING PLANT CLOSURES AND ACQUISITION (1)
(Unaudited)

	First Quarter 2026 vs. First Quarter 2025		First Quarter 2026 vs. Fourth Quarter 2025
	Average Sales Price	Volume	Average Sales Price	Volume
Housing and Infrastructure Products	-2%	-2%	-5%	+10%
Performance and Essential Materials	-3%	—%	+3%	+3%
Company	-3%	-1%	+1%	+6%
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(1)Adjustments include:
a.Excludes sales in the comparative periods related to certain of the Company's North America Chlorovinyls production facilities, including (i) its polyvinyl chloride plant at the Aberdeen, Mississippi facility, (ii) its vinyl chloride monomer plant at the Lake Charles, Louisiana North facility, and (iii) one of its diaphragm chlor-alkali units at the Lake Charles, Louisiana South facility, and the Company's styrene production plant located at the Lake Charles, Louisiana facilities, each of which ceased operations in December 2025.
b.Excludes sales in the comparative periods related to a PVC resin production unit in China at the Company's 95% owned Huasu joint venture, which ceased operations in June 2025.
c.Excludes Q1 2026 sales related to ACI, which was acquired by the Company in January 2026.